UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2005

ARIZONA LAND INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	1-9900	86-0602478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 100, Phoenix, Arizona	85018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 952-6800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 12, 2005, Arizona Land Income Corporation (the “Company”) concluded that its financial statements for the year ended December 31, 2004 and its interim unaudited financial statements for the period ended March 31, 2005 should no longer be relied upon as a result of the Company’s decision to reclassify the results of the sale of its last major real asset in May 2004. The Company had used the full accrual method in reporting this transaction. On August 15, 2005, the Company filed an amendment to its Annual Report on Form 10-KSB for the year ended December 31, 2004 and an amendment to its Quarterly Report on Form 10-QSB for the period ended March 31, 2005 to restate the Company’s financial statements for such periods to reflect the use of the installment sale method of accounting to record the May 2004 transaction.

Tom Hislop, the Company’s Chief Executive Officer and Chief Financial Officer, discussed the matters disclosed in this Item 4.02(a) with the Company’s independent accountant, Epstein, Weber & Conover P.L.C.

On August 15, 2005, the Company issued a press release regarding the restatement disclosed in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

c. Exhibits

Exhibit No.	Description
99.1	Press Release of Arizona Land Income Corporation, dated August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIZONA LAND INCOME CORPORATION

Date: August 31, 2005	By:	/s/ Thomas R. Hislop
	Name:	Thomas R. Hislop
	Title:	Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Arizona Land Income Corporation, dated August 15, 2005.